September 24, 2013

Mr. Neal S. Cohen
Chairman, Compensation Committee
By email: neal.cohen@atk.com; nealcoh@gmail.com

Dear Neal,
Each of the undersigned refers to his respective employment agreement with Republic Airways Holdings Inc.
By signing below, each of the undersigned hereby acknowledges and agrees to amend and restate in full Section 2(d) of his employment agreement as follows:
"(d) The Term shall automatically renew for successive one year periods unless either party shall have given notice to terminate this Agreement no later than sixty (60) days prior to the end of the then current Term."
Except as expressly amended hereby, each officer's respective employment agreement remains in full force and effect.
Please sign and return by email a pdf of this letter to evidence the Compensation Committee' s agreement to this amendment.

/s/ Bryan K. Bedford
Bryan K. Bedford

/s/ Wayne C. Heller
Wayne C. Heller

/s/ Timothy P. Dooley
Timothy P. Dooley

/s/ Lars-Erik Arnell
Lars-Erik Arnell

Acknowledged and agreed:
Republic Airways Holdings Inc.
/s/ Neal S. Cohen
Neal S. Cohen, Chairman, Compensation Committee